                                                                    Exhibit 21.1
                           SUBSIDIARIES OF THE COMPANY

                                                                                                              STATE OF
                    LEGAL NAME                                       DOING BUSINESS AS                     INCORPORATION
                    ----------                                       -----------------                     -------------
Black Box Corporation

   ATIMCO Network Services, Inc.                   Black Box Network Services - Western Pennsylvania       Pennsylvania

   American Telephone Wiring Company               Black Box Network Services - West Virginia              West Virginia

   Midwest Communications Technologies, Inc.       Black Box Network Services - Cleveland, Columbus,       Ohio
                                                   Detroit

   Associated Network Solutions, Inc.              Black Box Network Services - Central Florida            Florida

   Advanced Communications Corporation             Black Box Network Services - South Carolina             South Carolina

   Ohmega Installations Limited                    Black Box Network Services - Newbury (UK)

   Cable Consultants, Incorporated                 Black Box Network Services - Atlanta                    Georgia

   Todd Communications, Inc.                       Black Box Network Services - North Carolina             North Carolina

   Comm Line, Inc.                                 Black Box Network Services - Cincinnati                 Ohio

   Business Communication Concepts, Inc.           Black Box Network Services - Washington, D.C.           Virginia

   Koncepts Communications of L.I., Corp.          Black Box Network Services - Tri-State                  New York

   Communication Contractors, Inc.                 Black Box Network Services - Chicago                    Illinois

   DataCom-Link, Inc.                              Black Box Network Services - Indiana                    Indiana

   U.S. Premise Networking Services, Inc.          Black Box Network Services - Minnesota                  Minnesota

   Datech Holdings Limited                         Black Box Network Services - Nottingham (UK)

   Black Box Network Services, Inc. - Government                                                           Tennessee
   Solutions

   R&D Services, Inc.                              Black Box Network Services - New England                Massachusetts

   Delaney Telecom, Inc.                           Black Box Network Services - Philadelphia               Pennsylvania

   Delaney Electrical Services, Inc.               Black Box Network Services - Philadelphia               Pennsylvania

   K&A Communications, Inc.                        Black Box Network Services - St. Louis                  Missouri

   Jet Line Communications, Inc.                   Black Box Network Services - Dallas                     Texas

   FBS Communications, LP                          Black Box Network Services - San Antonio                Texas

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
                                                                                                              STATE OF
                    LEGAL NAME                                       DOING BUSINESS AS                     INCORPORATION
                    ----------                                       -----------------                     -------------
   A.T.S., Inc.                                    Black Box Network Services - Huntington                 West Virginia

   Advanced Network Technologies, Inc.             Black Box Network Services - California                 California

   Teldata Corporation                             Black Box Network Services - Tennessee                  Tennessee

   ST Communications & Cabling, Inc.               Black Box Network Services - Kansas City                Missouri

   Black Box Network Services & Electrical, Inc.                                                           New York

   Black Box Network Services Baltimore, Inc.                                                              Delaware

   Black Box Network Services Greater Pittsburgh,                                                          Delaware
   Inc.

   Datel Communications, Inc.                      Black Box Network Services - Arizona                    Arizona

   Data Specialties Europe Ltd.                    Black Box Network Services - Cambridge (UK)

   Midwest Electronics and Communications, Inc.    Black Box Network Services - Denver                     Colorado

   Duracom, Inc.                                   Black Box Network Services - Seattle                    Washington
                                                   Black Box Network Services - Oregon

   Orchard Network Solutions Ltd.                  Black Box Network Services - Cambridge (UK)

   Societe Industrielle de Telephonie, Alarme et   Black Box Network Services - France
   Video

   Netcabling B.V.                                 Black Box Network Services - Belgium

   Bernhard Merz AG.                               Black Box Network Services - Switzerland

   Universal Connections, Incorporated             Black Box Network Services - Indiana                    Indiana

   Michael Electric, Inc.                          Black Box Network Services - New Jersey                 New Jersey

   Integrated Cabling Systems, Inc.                Black Box Network Services - Nebraska                   Nebraska

   Computer Cables and Accessories Ltd.            Black Box Network Services - London (UK)

   DESIGNet, Inc.                                  Black Box Network Services - San Jose                   California

   J.C. Informatica Integral S.A.
      de C.V., Consultoria en
      Redes S.A. de C.V. and SIC
      Comunicaciones S.A. de C.V.                  Black Box Network Services - Mexico

   LJL Telephone and Communication, Inc.           Black Box Network Services - New England                Massachusetts

   AB Lofamatic                                    Black Box Network Services - Sweden

   Optech Fibres Ltd.                              Black Box Network Services - Cumbria (UK)

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
                                                                                                              STATE OF
                    LEGAL NAME                                       DOING BUSINESS AS                     INCORPORATION
                    ----------                                       -----------------                     -------------
   GCS Network Services Ltd.                       Black Box Network Services - Northampton (UK)

   Di.el. Distribuzioni Elettroniche S.r.l.        Black Box Network Services - Rome (Italy)

   Lanetwork Sales Ltd.                            Black Box Network Services - Kitchener (Canada)

   TW Netzwerkservice GmbH                         Black Box Network Services - Bavaria (Germany)

   Telefuture Communications, Ltd.                 Black Box Network Services - New Rochelle               New York

   NKS Netzwerke Kabel Systeme GmbH                Black Box Network Services - Stuttgart (Germany)

   TeleAce Communications Pte Ltd                  Black Box Network Services - Singapore


   Societe d'Installation de Reseaux               Black Box Network Services - France
   Informatiques et Electricques (SIRIE)

   EDC Communications Limited                      BBNS - Northern Ireland

   EDC Communications (Ireland) Limited            BBNS - Dublin

   BBox Holding Company                                                                                    Delaware

   Black Box Corporation of Pennsylvania                                                                   Delaware

      Black Box Catalogue, Ltd.

      Black Box Canada Corporation

      Black Box Foreign Sales Corporation

      Black Box France, S.A.

      Black Box Datacom, B.V.

         Black Box Communication SANV

             Indacom N.V.

             Blue Box, B.V.

             Ascor bvba

      BB Technologies, Inc.                                                                                Delaware

      Datacom Black Box Services AG

      Black Box Deutschland GmbH

      Black Box Italia, SpA

      Black Box Japan Kabushiki Kaisha
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
                                                                                                              STATE OF
                    LEGAL NAME                                       DOING BUSINESS AS                     INCORPORATION
                    ----------                                       -----------------                     -------------
      Black Box Catalog Australia Pty. Ltd.

            Black Box Catalog New Zealand Limited

      Black Box do Brazil Industria e Comercio Ltda.

      Black Box de Mexico, S.A. de C.V.

      Alpeco Puerto Rico, Inc.

      South Hills Datacomm Chile, S.A.

      Black Box Comunicaciones, SA

      Schoeller Connectivity Gmbh

      Black Box Norge AS

      Black Box Finland OY

      Black Box Sverige AB

      Black Box Denmark
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